Exhibit 10.1.4

SIXTH AMENDMENT
TO THE
FRANCHISE AGREEMENT

This Sixth Amendment to Franchise Agreement (the "Sixth Amendment") is made as of February 8, 2015, by and between SH FRANCHISING & LICENSING LLC, a New York limited liability company ("Company"), SOUTHERN HOSPITALITY DENVER, LLC, a Colorado limited liability company ("SHD"), SOUTHERN HOSPITALITY LONE TREE, LLC ("SHLT"), SOUTHERN HOSPITALITY NORTHGATE, LLC, a Colorado limited liability company ("SHNG"), and Southern Hospitality Tejon, LLC ("SHTEJON").
WHEREAS, Company, SHD and SHLT are parties to a franchise agreement dated November 4, 2011, as amended November 4, 2011, November 9, 2012, January 9, 2013, September 23, 2013 and December 30, 2014 (collectively referred to as the "FA").  Unless otherwise defined in this Sixth Amendment, all defined terms used in this Sixth Amendment, as denoted by the use of initial capital letters, have the same meanings as in the FA, as amended to date.
WHEREAS, SHNG and SHTEJON both desire to become subject to the FA as Assignees thereunder, and Company desires to allow SHNG and SHTEJON to be subject to the FA as an Assignee, in connection with its restaurant location at 13021 Bass Pro Drive, Colorado Springs, Colorado, 80921, and 101 N. Tejon Street, Colorado Springs, Colorado, 80903.
WHEREAS, Company, SHD, SHNG and SHTEJON acknowledge that the intent is to allow each of SHD, SHNG and SHTEJON to operate a franchise at their respective locations pursuant to the terms of the FA and a Partial Assignment (as defined below).
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company, SHNG, SHTEJON, SHLT and SHD agree as follows:
I.            SHD hereby grants to SHNG a Partial Assignment and the Company hereby consents to such Partial Assignment.  SHNG hereby accepts such Partial Assignment and agrees to be bound by the terms of the FA as an Assignee.

II.            SHD hereby grants to SHTEJON a Partial Assignment and the Company hereby consents to such Partial Assignment.  SHTEJON hereby accepts such Partial Assignment and agrees to be bound by the terms of the FA as an Assignee.

III.            SHD, SHNG, SHLT, SHTEJON and the Company agree to the following amendments to the FA:

1.	Section 1 is amended to add Section 1 PP and reads as follows:

"Assignee" means SHLT, SHNG and SHTEJON and any recipient to whom a Partial Assignment is completed.

2.	Section 1 V is amended and restated as follows:

"Franchise Location" means the business premises approved by Company for the operation of a Southern Hospitality Restaurant that is a subject of this agreement, and specifically:  (i) 1433 17th Street, Suite 150, Denver, Colorado 80202 for SHD (the "SHD Location"); (ii) 7431 Park Meadows Drive, Lone Tree, Colorado, 80124 for SHLT (the "SHLT Location"); (iii) upon conversion of the existing restaurant location to Southern Hospitality signage, 13021 Bass Pro Drive, Colorado Springs, Colorado, 80921 (the "SHNG Location"); and (iv) 101 N. Tejon Street, Colorado Springs, Colorado, 80903 (the "SHTEJON Location).

3.	Section 1 is amended to add Section 1 RR and reads as follows:

"Partial Assignment" means (i) the partial assignment of Franchisee's non-exclusive right and license under this Agreement to use the Southern Hospitality System and the Southern Hospitality Licensed Marks in connection with the operation of a Southern Hospitality Restaurant: (A) by SHLT at the SHLT Location; (B) by SHNG at the SHNG Location; and (C) by SHTEJON at the SHTEJON location; and (ii) any transaction that results in the sale, assignment, transfer, pledge or gift of the Franchisee's non-exclusive right and license under this Agreement to use the Southern Hospitality System and the Southern Hospitality Licensed Marks in connection with the operation of a Southern Hospitality Restaurant as approved in writing by the Company.  For a Partial Assignment to be effective, an Assignee must agree in writing to be bound by the terms of the FA and such Assignee shall have all rights and shall observe all the obligations applicable to the Franchisee under the FA.  A Partial Assignment will not affect the rights of the Franchisee to continue to operate a Southern Hospitality Restaurant at the SHD Location.

4.	Section XI A (Initial Franchise Fee) is amended to add the following proviso to the end of the paragraph:

Notwithstanding the foregoing, an Initial Franchise Fee shall not be due in connection with the SHLT Location, SHNG Location, or SHTEJON Location.
5.	Section XI B of the FA is amended and restated in its entirety as follows:

B.  Royalty Fee.  In consideration of the franchise and license awarded to Franchisee, SHD, SHLT, SHNG and SHTEJON (on a combined basis) shall pay to Company:

1.  Until the opening date of either of the SHLT Location, SHNG Location, or SHTEJON Location, without offset, credit or deduction of any nature, a Royalty Fee equal to the greater of:  (i) two and one half percent (2-1/2%) of Gross Sales of the SHD Location; or (ii) $5,000 per month, subject to an annual increase of 3% per year, with the first 3% increase calculated on January 1, 2015;
2.  From and after the opening date of the earliest of the SHLT Location, SHNG Location, or SHTEJON Location and until paragraph XI.B.3 or XI.B.4 applies, without offset, credit or deduction of any nature, a Royalty Fee equal to the greater of:  (i) two and one half percent (2-1/2%) of Combined Gross Sales; or (ii) $9,000 per month, subject to an annual increase of 3% per year, with the first 3% increase calculated on January 1, 2016; in each case subject to reduction as provided below;
3.  From and after the opening date of the second of SHLT Location, SHNG Location, or SHTEJON Location and until paragraph XI.B.4 applies, without offset, credit or deduction of any nature, a Royalty Fee equal to the greater of:  (i) two and one half percent (2-1/2%) of Combined Gross Sales; or (ii) $12,000 per month, and thereafter, subject to an annual increase of 3% per year, with the first 3% increase calculated on January 1, 2016; in each case subject to reduction as provided below;
4.  From and after the opening date of the last of the SHLT Location, SHNG Location, or SHTEJON Location, without offset, credit or deduction of any nature, a Royalty Fee equal to the greater of:  (i) two and one half percent (2-1/2%) of Combined Gross Sales; or (ii) $15,000 per month, and thereafter, subject to an annual increase of 3% per year, with the first 3% increase calculated on January 1, 2016; in each case subject to reduction as provided below;
The Royalty Fee shall be due and payable monthly for the Accounting Period specified in the Confidential Manual based upon the Combined Gross Sales during the specified Accounting Period just ended, or on a more frequent schedule as Company may direct upon not less than 10 days prior written notice.  SHD, SHLT, SHNG and SHTEJON, jointly and severally, shall be liable for and shall pay the Royalty Fee by check within 15 days.

"Combined Gross Sales" for purposes of this Section XI(B), shall mean Gross Sales of the Franchise Business for SHD, SHLT, SHNG, and SHTEJON.
6.	Section XI C (Promotional Fund Fee) is amended to add the following proviso at the end of the paragraph:

Notwithstanding the foregoing, a Promotional Fund Fee shall not be due in connection with the SHLT Location, SHNG Location, or SHTEJON Location.

7.	Section XI D (New Store Opening Module Fee) is amended to add the following proviso at the end of the paragraph:

Notwithstanding the foregoing, a New Store Opening Module Fee shall not be due in connection with the SHLT Location, SHNG Location, or SHTEJON Location.

8.	Section XI E (Late Opening) is amended to add the following proviso at the end of the paragraph:

Notwithstanding the foregoing, this Section XI E (Late Opening) shall not apply to the SHLT Location, SHNG Location, or SHTEJON Location.

9.	Section XX C is deleted in its entirety.

Except as specifically amended or modified by the terms of this Sixth Amendment, the FA shall be read, interpreted and construed as written and executed by the parties.  No further amendments or modifications of the FA shall be made or implied unless they are contained in a further writing executed by the parties.

SH FRANCHISING & LICENSING LLC

By:  /s/ Nelson Braff
Name:  /s/ Nelson Braff
Title:  Member

SOUTHERN HOSPITALITY DENVER, LLC

By: /s/Gary E. Tedder
Name:  /s/ Gary E. Tedder
Title:  Manager

SOUTHERN HOSPITALITY NORTHGATE, LLC

By:  /s/ Shawn Owen
Name:  /s/ Shawn Owen
Title:  Manager

SOUTHERN HOSPITALITY LONE TREE, LLC

By:  /s/ Shawn Owen
Name:  /s/ Shawn Owen
Title:  Manager

SOUTHERN HOSPITALITY TEJON, LLC

By:  /s/ Shawn Owen
Name:  /s/ Shawn Owen
Title:  Manager